EXHIBIT 99.1

SUN-TIMES MEDIA GROUP, INC. ANNOUNCES

SETTLEMENT OF CLASS ACTION LAWSUITS

CHICAGO, July 31, 2007 -- Sun-Times Media Group, Inc. (NYSE: SVN) (the “Company”) today announced that it had entered into an agreement to settle securities class action suits pending against it and a number of its former directors and officers in the United States and Canada, and an agreement to settle litigation over its directors and officers insurance coverage. These agreements are subject to court approval in the United States and Canada.

If approved, the securities class action settlement will resolve the claims asserted against the Company, a number of its former directors and officers, certain affiliated companies, and the Company’s auditor, KPMG LLP, in a consolidated class action in the United States District Court for the Northern District of Illinois entitled In re Hollinger International Inc. Securities Litigation, No. 04C-0834, and in similar actions that have been initiated in Saskatchewan, Ontario, and Quebec, Canada. Those actions assert, among other things, that from 1999 to 2003 the defendants breached U.S. federal, state, and/or Canadian law by allegedly making misleading disclosures and omissions regarding certain “non-competition” payments and the payment of allegedly excessive management fees. The Company’s settlement of the securities class action lawsuits will be funded entirely by $30 million in proceeds from the Company’s insurance policies. The settlement includes no admission of liability by the Company or any of the settling defendants and the Company continues to deny any such liability or damages.

In addition, the Company’s insurers will deposit $24.5 million in insurance proceeds into an escrow account to fund defense costs the Company incurred in the securities class action and other litigation or other claimed loss. The insurance carriers will then be released from any other claims for the July 1, 2002 to July 1, 2003 policy period. The Company and other parties will then seek a judicial determination regarding how to allocate the $24.5 million in insurance proceeds among the insureds who assert claims to the proceeds. The Company and Hollinger Inc. have had negotiations concerning how any such proceeds awarded to them should be allocated between the two companies. If they cannot reach an agreement on that issue, they have agreed to resolve it through binding arbitration.

The securities class action settlement is conditioned upon prior approval of the insurance settlement, and the insurance settlement agreement is conditioned upon subsequent approval of the class action settlement. The parties are in the process of seeking these approvals in the appropriate courts in the United States and Canada.

About Sun-Times Media Group

Sun-Times Media Group is dedicated to being the premier source of local news and information for the greater Chicago area. Its media properties include the Chicago Sun-Times and Suntimes.com as well as newspapers and Web sites serving more than 200 communities across Chicago. Further information can be found at http://www.thesuntimesgroup.com.

Cautionary Statement on Forward-Looking Statements

Certain statements made in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result” or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by Sun-Times Media Group with the Securities and Exchange Commission, including in its Forms 10-K and 10-Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

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CONTACT:

Tammy Chase of Sun-Times Media Group, Inc., +1-312-321-3230 or tchase@suntimes.com